Exhibit 10.2

Roxana K. Chamouille Direct: (949) 223-7224 roxana.chamouille@bryancave.com

March 13, 2009

VIA E-MAIL

Mr. Richard S. Robinson and

Mr. Michael D. Grubbs

William Lyon Homes, Inc.

4490 Von Karman Avenue

Newport Beach, California 92660

Re:   That certain Revolving Line of Credit Loan (Borrowing Base) in an amount not to exceed $30,000,000 (“Loan”) by CALIFORNIA BANK & TRUST, a California banking corporation (“Lender”), to WILLIAM LYON HOMES, INC., a California corporation (“Borrower”)

Dear Messrs. Robinson and Grubbs:

As you know, this firm represents Lender in connection with the Loan. The Loan is being administered pursuant to the terms of that certain Amended and Restated Revolving Line of Credit Loan Agreement (Borrowing Base Loan) dated as of September 16, 2004, by and between Borrower and Lender (as the same has been and may be further amended from time to time, “Loan Agreement”). The Loan is evidenced by that certain Eighth Amended and Restated Construction Loan Promissory Note (Construction Revolving Line of Credit) dated as of September 17, 2008, given by Borrower to Lender (as the same has been and may be further amended from time to time, “Current Note”). All present and future agreements evidencing and/or relating to the Loan collectively shall be referred to herein as the “Loan Documents.” Unless otherwise specified herein, all capitalized terms shall have such meanings as provided in the Loan Agreement.

Borrower and Lender have agreed to the following modifications to the Loan Documents from and after the date hereof:

A. Decrease in the Maximum Commitment Amount and Maximum Loan Amount. From and after the date hereof, the maximum amount of the Loan and the maximum “Commitment Amount” (as defined in the Loan Agreement) are hereby decreased from the current amount of Thirty Million Dollars ($30,000,000.00) to Twenty Million Dollars ($20,000,000.00) (“New Commitment Amount”). All references in the Loan Documents to the maximum amount of the Loan and maximum Commitment Amount shall be revised to refer to the New Commitment Amount set forth herein.

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Messrs. Richard S. Robinson and Michael D. Grubbs	Bryan Cave LLP
March 13, 2009

B. Amendment to Definition of Commitment Amount. The definition of “Commitment Amount” set forth in the Loan Agreement shall be replaced with the following:

“Commitment Amount” means (a) during the Initial Line Term, the sum of Twenty Million Dollars ($20,000,000.00), and (b) during the Reduction Period, beginning upon the last day of the first Calendar Quarter following the Initial Line Maturity Date, and on or prior to the last day of each Calendar Quartet thereafter during the Reduction Period, the Commitment Amount shall be reduced in the minimum amount of Five Million Dollars ($5,000,000.00) (each, “Reduced Commitment Amount”):

Date	Reduced Commitment Amount
Initial Line Maturity Date	$20,000,000.00
First Calendar Quarter	$15,000,000.00
Second Calendar Quarter	$10,000,000.00
Third Calendar Quarter	$5,000,000.00
Fourth Calendar Quarter	$0.00

C. Decrease in the Amount of the Current Note. As a result of the decrease in the amount of the Loan and the maximum Commitment Amount, the face amount of the Current Note shall be decreased from the current amount of Thirty Million Dollars ($30,000,000.00) to the New Commitment Amount of Twenty Million Dollars ($20,000,000.00) (“New Note Amount”). All references in the Loan Documents to the face amount of the Current Note shall be revised to refer to the New Note Amount set forth herein.

D. Modification of the Current Note. From and after the date hereof, the Current Note shall be modified to evidence the decrease in the amount of the Loan and the maximum Commitment Amount as described herein (the Current Note, as amended herein, shall be referred to as the “Note”).

Except as may otherwise specifically be provided herein, the Loan Documents are in full force and effect and shall be enforceable in accordance with their terms and provisions. Furthermore, by its execution and delivery of this letter agreement, Borrower hereby reaffirms all of the terms, conditions, obligations, responsibilities, indemnities and duties imposed on Borrower under the Loan Documents (“Obligations”), without qualification or condition, and said Obligations shall continue to be the primary responsibility and liability of Borrower. Borrower’s failure to comply with the terms and conditions of this letter agreement shall constitute an Event of Default under the Loan Agreement.

Messrs Richard S. Robinson and Michael D. Grubbs	Bryan Cave LLP
March 13, 2009

Please execute this letter agreement in the spaces provided below to indicate Borrower’s agreement to the terms set forth herein. This letter agreement, once signed by Borrower and Lender, shall be included as one of the Loan Documents evidencing and/or relating to the Loan.

Please feel free to contact me with any questions.

Very truly yours,

/s/ Roxana K. Chamouille
Roxana K. Chamouille
For the Firm

[Signatures continued on the following page.]

Messrs. Richard S. Robinson and Michael D. Grubbs	Bryan Cave LLP
March 13, 2009

ACKNOWLEDGED AND AGREED AS OF
March 20, 2009:

BORROWER:

WILLIAM LYON HOMES, INC., a California corporation

By:	/s/ Richard S. Robinson
Name:	Richard S. Robinson
Title:	Senior Vice President

By:	/s/ Michael D. Grubbs
Name:	Michael D. Grubbs
Title:	Senior Vice President

LENDER:

CALIFORNIA BANK & TRUST, a California banking corporation

By:	/s/ James A. Lehmkuhl
James A. Lehmkuhl
VICE PRESIDENT